As filed with the Securities and Exchange Commission on October 16, 2008.

Registration  No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3725229
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

521 East Morehead Street, Suite 500
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

FAIRPOINT COMMUNICATIONS, INC.

2008 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Shirley J. Linn, Esq.

Executive Vice President,

General Counsel and Secretary

FairPoint Communications, Inc.

521 East Morehead Street, Suite 500

Charlotte, North Carolina 28202

(Name and address of agent for service)

(704) 344-8150

(Telephone number, including area code, of agent for service)

Copy to:

Jeffrey J. Pellegrino, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 E. 55th Street

New York, New York 10022

(212) 318-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, $0.01 par value per share	9,500,000 shares	$5.38	$51,110,000	$2,008.62

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers the maximum number of shares of the registrant’s common stock which may be issued in connection with the transactions described herein, and shall also cover an indeterminate number of additional shares of the registrant’s common stock that become issuable in respect of the shares registered hereunder in the event of a stock dividend, stock split, recapitalization or any other similar transaction effectuated without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the registrant’s common stock.

(2)                                 In accordance with Rule 457(h)(1) of the Securities Act, the price of the securities has been estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on October 15, 2008 (a date within 5 business days prior to the filing of this Registration Statement).

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.01 per share (the “Common Stock”), of FairPoint Communications, Inc., a Delaware corporation (the “Company”), issuable under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC (File No. 1-32408) are incorporated herein by reference:

(a)                                 the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008;

(b)                                the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, filed with the SEC on May 16, 2008, and June 30, 2008, filed with the SEC on August 8, 2008;

(c)                                 the Company’s Current Reports on Form 8-K filed with the SEC on February 21, 2008*; March 20, 2008; April 1, 2008; April 3, 2008*; April 11, 2008 (Form 8-K/A); May 9, 2008; June 23, 2008; July 24, 2008 and September 4, 2008; and

(d)                                the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on January 18, 2005 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

*  The information filed under Item 8.01 in this report, including any related exhibits, is not incorporated by reference.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of the Company’s Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which furnish information pursuant to Item 2.02 or Item 7.01 of such report, including the related exhibits), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

The Company’s bylaws expressly provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company’s certificate of incorporation and bylaws expressly provide that the Company shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws expressly permit the board of directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Document

4.1	FairPoint Communications, Inc. 2008 Long Term Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 23, 2008 and incorporated by reference herein)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm

24	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.  Undertakings.

(a)                                 The Company hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 16, 2008.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Eugene B. Johnson
Eugene B. Johnson
Chairman of the Board of Directors and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene B. Johnson, Alfred C. Giammarino and Shirley J. Linn, and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of FairPoint Communications, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eugene B. Johnson	Chairman of the Board of Directors	October 16, 2008
Eugene B. Johnson	and Chief Executive Officer (Principal Executive Officer)

/s/ Alfred C. Giammarino	Executive Vice President and Chief	October 16, 2008
Alfred C. Giammarino	Financial Officer (Principal Financial Officer)

/s/ Lisa R. Hood	Senior Vice President and Controller	October 16, 2008
Lisa R. Hood	(Principal Accounting Officer)

/s/ Patricia Garrison-Corbin	Director	October 16, 2008
Patricia Garrison-Corbin

/s/ Thomas F. Gilbane, Jr.	Director	October 16, 2008
Thomas F. Gilbane, Jr.

/s/ David L. Hauser	Director	October 16, 2008
David L. Hauser

/s/ Robert A. Kennedy	Director	October 16, 2008
Robert A. Kennedy

/s/ Robert S. Lilien	Director	October 16, 2008
Robert S. Lilien

/s/ Claude C. Lilly	Director	October 16, 2008
Claude C. Lilly

/s/ Jane E. Newman	Director	October 16, 2008
Jane E. Newman

/s/ Michael R. Tuttle	Director	October 16, 2008
Michael R. Tuttle

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	FairPoint Communications, Inc. 2008 Long Term Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 23, 2008 and incorporated by reference herein)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm

24	Power of Attorney (included on the signature page of this Registration Statement)